UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2016

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

First Choice Healthcare Solutions, Inc. (the “Company”), a diversified holding company focused on delivering clinically superior, patient centric, multi-specialty care through state-of-the-art medical centers of excellence, has announced that its wholly-owned subsidiary Marina Towers, LLC (“Seller”), a Florida limited liability company, has entered into a Purchase Agreement (the “Agreement”) to sell its 78,000 square-foot medical office building located on the Melbourne riverfront for a purchase price of $15.45 million (the “Purchase Price”) to Global Medical Reit Inc. (“Purchaser”). The facility is located at 709 S. Harbor City Blvd., Melbourne, FL on 1.9 acres of land. The acquisition includes the site and building, an easement on the adjacent property to the north for surface parking, all tenant leases, and above and below ground garages (the “Property”).

The entire facility will be leased back to the Company’s wholly-owned subsidiary, FCID Holdings, Inc., via a 10-year absolute triple-net master lease agreement that expires in 2026. The tenant has two successive options to renew the lease for five-year periods on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be adjusted to the prevailing fair market rent at renewal and will escalate in successive years during the extended lease period. Specifically, the cumulative rent to be paid by the Company will equal $189,627.83 over the 10-year lease period, or 1.23% of the sale price.

The material terms of the Agreement provide for: (i) an “Advanced Deposit” paid by Seller by January 18, 2016 in the amount of $20,000 to the title company; (ii) an “Earnest Money” deposit paid by the Company by January 18, 2016 in the amount of $20,000 to the title company that will be applied to the Purchase Price at closing; (iii) the delivery by Seller of items identified on the preliminary due diligence checklist attached as an exhibit to the Agreement; (iv) a property inspection (“Due Diligence Period”) that will expire at 5:00 p.m. EST on February 8, 2016, during which time the Purchaser shall have the right to terminate this Agreement by written notice to the Seller in the event the Purchaser, in the Purchaser’s sole discretion, is not satisfied with the Property for any reason, provided that such notice is delivered (in accordance with the provisions of this Agreement) to Seller on or before 5:00 p.m. EST prior to the last day of the Due Diligence Period; (v) if this Agreement is not terminated, then this Agreement shall remain in full force and effect, and the Earnest Money deposit shall become non-refundable, except as otherwise expressly provided herein; (vi) a closing date that shall occur on or before 2:00 p.m. CT on March 7, 2016. The Agreement also contains additional customary covenants, representations and warranties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On January 20, 2016, the Company issued a press release announcing that the Company’s wholly-owned subsidiary, Marina Towers, LLC, has entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instructions B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:
	Exhibit No.	Description
	10.1	Asset Purchase Agreement
	99.1	Press Release – January 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: January 19, 2016
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer